[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT (the “Agreement”) is made and entered into this      day of                     , 2007, by and among STATE FARM VARIABLE PRODUCT TRUST, a Delaware business trust (the “Trust”), STATE FARM INVESTMENT MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and BARCLAYS GLOBAL FUND ADVISORS (the “Sub-Adviser”).

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust issues shares of beneficial interest (the “Shares”) registered under the Securities Act of 1933, as amended (the “1933 Act”) pursuant to a registration statement initially filed with the Securities and Exchange Commission on February 27, 1997, as amended from time to time (the “Registration Statement”);

WHEREAS, the Trust has established fourteen separate series of Shares, each corresponding to a separate investment portfolio having its own investment objective (the “Funds”);

WHEREAS, pursuant to a separate investment advisory and management services agreement between the Trust and the Adviser (the “Advisory Agreement”), the Trust has retained the Adviser to render management and investment advisory services to each Fund;

WHEREAS, the Sub-Adviser is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Adviser desires to retain the Sub-Adviser to provide investment advisory services to certain Funds in the manner and on the terms and conditions set forth below; and

WHEREAS, the Sub-Adviser is willing to provide investment advisory services to certain Funds in the manner and on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of their mutual promises, the Trust, the Adviser, and the Sub-Adviser agree as follows:

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

ARTICLE 1

Employment of Sub-Adviser

1.1 The Adviser hereby employs the Sub-Adviser to act as investment sub- adviser for and to invest and reinvest the assets of the Funds listed in Appendix A (the “Sub-Advised Funds”), subject to the supervision and control of the Board of Trustees of the Trust (the “Board”) for the period and upon the terms herein set forth.

1.2 The Sub-Adviser accepts such employment and agrees during such period at its own expense to render the services set forth herein, or to arrange for such services to be rendered, and to assume the obligations herein set forth for the compensation herein provided.

1.3 The Sub-Adviser shall for all purposes be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust or the Adviser in any way or otherwise be deemed an agent of the Trust or the Adviser. Notwithstanding the foregoing, the Sub-Adviser shall, for the purposes of this Agreement, have and exercise full investment discretion and authority to act as agent for the Trust and the Adviser in buying, selling or otherwise disposing of the Sub-Advised Funds’ investments, subject to supervision by the Board.

1.4 The services of the Sub-Adviser herein provided are not to be deemed exclusive. The Sub-Adviser may act as an investment adviser to any other person, firm or corporation, and may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, except as prohibited by applicable law; and no such performance of management or other services shall be in any manner restricted or otherwise affected by any aspect of any relationship of the Sub-Adviser to the Trust, the Sub-Advised Funds or the Adviser except as otherwise imposed by law or by this Agreement. The Sub-Adviser shall have no obligation to purchase or sell for a Sub-Advised Fund, or to recommend for purchase or sale by a Sub-Advised Fund, any security which Sub-Adviser, its principles, affiliates or employees may purchase or sell for themselves or for any other clients.

ARTICLE 2

Duties of Sub-Adviser

2.1 Investment Advisory Services.

(a) Subject to the supervision of the Board and the Adviser, the Sub-Adviser shall provide the Sub-Advised Funds with such investment research, advice and supervision as is necessary for the investment and supervision of the assets of each Sub-Advised Fund. In this regard, the Sub-Adviser shall:

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

(i) perform research and obtain and evaluate pertinent economic, statistical, and financial data relevant to the investment policies of each Sub-Advised Fund as set forth in the Registration Statement;

(ii) at such times as shall be reasonably requested by the Board or the Adviser, consult with the Board and furnish to the Board recommendations with respect to an overall investment strategy for each Sub-Advised Fund for approval, modification, or rejection by the Board;

(iii) seek out and implement specific investment opportunities, consistent with any investment strategies approved by the Board;

(iv) take such steps as are necessary to implement any overall investment strategies approved by the Board for each Sub-Advised Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, management of investments and any other property of the Sub-Advised Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

(v) regularly report to the Board with respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Sub-Advised Fund;

(vi) maintain all accounts, records, memoranda, instructions or authorizations required to be maintained by the Sub-Adviser pursuant to the requirements of Rule 31a-1 under the 1940 Act, for the period required by Rule 31a-2 under the 1940 Act, with respect to transactions by the Sub-Adviser on behalf of the Sub-Advised Funds;

(vii) the Custodian of each Sub-Advised Fund (the “Custodian”) or the Adviser shall determine the net asset value of the shares of the Sub-Advised Fund each business day in accordance with applicable law, and, from time to time, the Sub-Adviser shall provide reasonable assistance to the Custodian or the Adviser regarding valuation of portfolio securities, provided, however, that Sub-Adviser shall not be responsible for valuation of portfolio securities; and

(viii) provide the Adviser with a report of each portfolio transaction no later than the close of the next business day following such transaction.

(b) The Sub-Adviser’s services shall be subject always to the control and supervision of the Board and the Adviser, the restrictions of the Declaration of Trust and Bylaws of the Trust, as amended from time to time, the provisions of the 1940 Act, and each Sub-Advised Fund’s investment objective or objectives, investment policies and investment restrictions as set forth in the then-current Registration Statement. The Trust or the Adviser has furnished or will furnish the Sub-Adviser with copies of the Registration Statement, Declaration of Trust, and Bylaws as currently in effect and the

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

Trust agrees during the continuance of this Agreement to furnish the Sub-Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Adviser will not be subject to any amendments or supplements until after the Sub-Adviser has been provided written copies of such amendments or supplements. The Sub-Adviser will be entitled to rely on all documents and other information furnished by the Trust or the Adviser or the representatives of either.

(c) The Sub-Adviser represents that in performing investment advisory services for each Sub-Advised Fund, the Sub-Adviser shall use its reasonable best efforts to ensure that: (1) each Sub-Advised Fund shall comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (“Code”), and the regulations issued thereunder, specifically Regulation Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, and life insurance contracts, and any amendments or other modifications to such Section or regulations; (2) each Sub-Advised Fund continuously qualifies as a Regulated Investment Company under Subchapter M of the Code or any successor provision; (3) each Sub-Advised Fund shall comply with any and all applicable state insurance law restrictions on investments, and any changes thereto, that operate to limit or restrict the investments that such Sub-Advised Fund may otherwise make. The Adviser and Trust acknowledge that ultimate responsibility for compliance with Subchapter M of the Code remains with the Adviser and the Trust. The Sub-Adviser shall be obligated for compliance under clauses (1) and (3) of this Section 2.1(c) only to the extent that the Trust has provided the Sub-Adviser with notice, in writing, of the diversification requirements or state insurance law restrictions applicable to the Sub-Advised Funds, including a description thereof. Except as instructed by the Board, the Sub-Adviser shall also make decisions for the Sub-Advised Funds as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Sub-Advised Funds’ portfolio securities shall be exercised. Should the Board at any time make any determination as to investment policy and notify the Sub-Adviser thereof in writing, the Sub-Adviser, upon receipt of such notice, shall be bound by such determination for the period, if any, specified in such written notice or until similarly notified that such determination has been revoked.

(d) In connection with the acquisition or disposition of securities described in Section 2.1(a)(iv), the Sub-Adviser may place orders for the purchase or sale of portfolio investments for the account of each Sub-Advised Fund with brokers or dealers selected by it and, to that end, the Sub-Adviser is authorized as the agent of the Trust to give instructions to the Custodians of the Trust as to deliveries of securities and payments of cash for the account of each Sub-Advised Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to assets of the Funds, the Sub-Adviser is directed at all times to seek to obtain best execution and price. Subject to this requirement and the provisions of the Advisers Act, the 1940 Act, the 1934 Act, and other applicable provisions of law, the Sub-Adviser may select brokers or dealers with which it or the Trust or the Adviser is affiliated.

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

(e) In seeking the best price and execution, the Sub-Adviser may also take into consideration research and statistical information and wire and other quotation services provided by brokers and dealers to the Sub-Adviser. The Sub-Adviser is authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Sub-Adviser’s overall responsibilities with respect to the Sub-Advised Funds and its other clients and that the total commissions paid by each Sub-Advised Fund will be reasonable in relation to the benefits to the Sub-Advised Fund over the long term. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.

(f) Nothing in this Agreement shall preclude the aggregation of orders for the sale or purchase of securities or other investments by two or more Funds of the Trust or by the Trust and other separate accounts or other accounts (collectively, “Advisory Clients”) managed by the Sub-Adviser, provided that the Sub-Adviser’s actions with respect to the aggregation of orders for multiple Advisory Clients, including the Trust, are consistent with the then-current positions in this regard taken by the Securities and Exchange Commission or its staff through releases, “no-action” letters, or otherwise. The Adviser and the Trust recognize that in some cases this procedure may adversely affect the results obtained for a Sub-Advised Fund.

2.2 The Adviser shall retain the authority to establish and modify, from time to time, the investment strategies and approaches to be followed by the Sub-Adviser with respect to any Sub-Advised Fund, subject, in all respects, to the supervision and direction of the Board and subject to compliance with the investment objectives, policies and restrictions applicable to such Fund as set forth in the Registration Statement, provided, however, that the Sub-Adviser’s duty under this Agreement to act in conformity with any document, instruction or guidelines produced by the Adviser shall not arise until such document, instruction or guideline has been delivered to the Sub-Adviser in writing.

2.3 The Sub-Adviser is not authorized to take or receive physical possession of any of the assets of the Funds, it being intended that sole responsibility for safekeeping thereof (in such investments as the Sub-Adviser may direct) and the consummation of all purchase, sales, deliveries and investments made pursuant to the Sub-Adviser’s direction shall rest upon the Custodian. The Sub-Adviser shall have no liability with respect to the custody arrangements or the acts, conduct or omissions of such Custodian.

The Adviser shall provide such information about the Trust and its assets as the Sub-Adviser may from time to time reasonably request in connection with the

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

performance of its duties under this Agreement. The Adviser acknowledges that the Sub-Adviser will be relying on the Adviser’s identification of any assets contributed, or liabilities allocated, from time to time to the account of the Sub-Advised Funds, as well as their availability for sale as applicable. The Sub-Adviser may reasonably rely without further inquiry upon any information furnished to it by the Adviser hereunder, and the Sub-Adviser will not be responsible for any errors or omissions arising from any inaccuracies in such information.

ARTICLE 3

Compensation of the Sub-Adviser

3.1 (a) For the services to be rendered, the facilities to be furnished and the payments to be made, as provided herein, the parties hereto agree that the Adviser shall pay to the Sub-Adviser for each of the Trust’s fiscal quarters on the last day of each such quarter:

(i) With respect to the Large Cap Equity Index Fund, a fee equal to a percentage of the Large Cap Equity Index Fund’s average daily net assets during such quarter at the following rates minus $875:

.15% of the first $50,000,000 of net assets

.09% of the next $50,000,000 of net assets

.07% thereafter

(ii) With respect to the Small Cap Equity Index Fund, a fee equal to a percentage of the Small Cap Equity Index Fund’s average daily net assets during such quarter at the following rates minus $2,875:

.20% of the first $50,000,000 of net assets

.14% of the next $50,000,000 of net assets

.11% thereafter;

(iii) With respect to the International Equity Index Fund, a fee equal to a percentage of the International Equity Index Fund’s average daily net assets during such quarter at the rates set forth below minus $3,750 and minus an amount equal to X minus Y, where: X is the amount of the Trust’s international custody fees for such quarter and Y is equal to 0.02% of the average daily net assets of the International Equity Index Fund during such quarter plus $20 for each International Equity Index Fund portfolio transaction during such quarter. If negative, the amount of such fee shall be carried over to the following quarter and credited against the fee calculated pursuant to this Section 3.1(a)(iii) for such quarter. The rates upon which the International Equity Index Fund’s fee shall be based are as follows:

.35% of the first $50,000,000 of net assets

.30% of the next $50,000,000 of net assets

.20% thereafter

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

(iv) With respect to the LifePath Income Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and the LifePath 2040 Fund (collectively the “LifePath Funds”) a fee equal to a percentage of each Fund’s average daily net assets during such quarter at the rate of 0.10%. The Adviser and Sub-Adviser acknowledge that this sub-advisory fee shall be in addition to any investment advisory and management services fees that the Sub-Adviser earns for providing services to investment companies in which the LifePath Funds invest.

(b) The Adviser shall be responsible for payment of, and the Sub-Adviser agrees that it shall have no claim against the Trust or any Sub-Advised Fund respecting, the Sub-Adviser’s compensation under this Agreement.

(c) During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Sub-Advised Funds or the Adviser.

3.2 For the quarter and year in which this Agreement becomes effective or terminates there shall be a proration on the basis of the number of days that the Agreement is in effect during the quarter and year respectively.

3.3 If, pursuant to the Trust’s Registration Statement and Declaration of Trust, the net asset value is not required to be determined on any particular business day, then for the purpose of the foregoing computations, the net asset value of a share as last determined shall be deemed to be the net asset value of a share as of the close of business on that day.

3.4 In connection with purchases or sales of portfolio securities for the account of the Sub-Advised Fund, the Sub-Adviser and any officer, director, shareholder or other affiliate of the Sub-Adviser shall comply with: the requirements of the 1940 Act, rules promulgated under the 1940 Act, and any relevant procedures adopted by the Fund.

ARTICLE 4

Limitations of Liability; Indemnification

4.1 Limitation of Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or import of law, or for any loss suffered by the Trust, any Sub-Advised Fund or their shareholders in connection with the matters to which this Agreement relates, except loss resulting from: (i) willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its obligations and duties under this Agreement; (ii) its reckless disregard of its obligations and duties under this Agreement; or (iii) a breach of Section 2.1(c) of this Agreement.

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

The Sub-Adviser shall not be liable to the Adviser for (i) any acts of the Adviser or any other sub-adviser to the Sub-Advised Fund with respect to the portion of the assets of the Sub-Advised Fund not managed by Sub-Adviser or (ii) acts of the Sub-Adviser which result from acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other sub-adviser to the Sub-Advised Fund, which records are not also maintained by the Sub-Adviser.

4.2 Limitation of Liability of Trust. The Sub-Adviser acknowledges that it has received notice of and accepts the limitations on the Trust’s liability as set forth in the Trust’s Declaration of Trust, as amended from time to time. In accordance therewith, the Sub-Adviser agrees that the Trust’s obligations hereunder shall be limited to the assets of the Sub-Advised Funds and, with respect to each Sub-Advised Fund, shall be limited to the assets of such Sub-Advised Fund, and no party shall seek satisfaction of any such obligation from any shareholder of the Trust, nor from any trustee, officer, employee or agent of the Trust.

4.3 Indemnification. Because the Sub-Adviser has been retained solely to provide the investment advisory and related services described in this Agreement, the Adviser shall indemnify the Sub-Adviser to the fullest extent permitted by law against any and all loss and expenses, including attorneys’ fees, incurred by the Sub-Adviser to the extent resulting, in whole or in part, from any acts, or failures to act, of the Adviser or any affiliate of the Adviser, or any employee or agent of the Adviser or any of its affiliates, in connection with the marketing and distribution of the Shares, except to the extent such loss or expense arises solely from: (i) willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its obligations and duties under this Agreement, (ii) its reckless disregard of its obligations and duties under this Agreement; or (iii) a breach of Section 2.1(c) of this Agreement.

ARTICLE 5

Books and Records

5.1 The Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required, all records relating to the Sub-Advised Funds’ investments that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of the 1940 Act.

5.2 In compliance with Rule 31a-3 of the 1940 Act, the Sub-Adviser agrees that all books and records which it maintains for the Sub-Advised Funds, if any, are the property of the Trust and further agrees to surrender promptly to the Trust any such books, records or information upon the Trust’s request. All such books and records shall be made available, within ten business days of a written request, to the Trust’s accountants or auditors during regular business hours at the Sub-Adviser’s offices. The Trust or its authorized representative shall have the right to copy any records in the

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

possession of the Sub-Adviser which pertain to the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, upon payment of any compensation due Sub-Adviser under Article 3 hereof, all such books, records or other information shall be returned to the Trust upon the Trust’s request.

5.3 The Trust, Adviser and Sub-Adviser each further agrees that it will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or as otherwise authorized by the other parties to this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the other parties to this Agreement have authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

ARTICLE 6

Duration and Termination of this Agreement

6.1 Effective Date and Term. As to each Sub-Advised Fund, this Agreement shall not become effective unless and until the later of the time at which it is approved by the Trust’s Board, including a majority of trustees who are not parties to this Agreement or interested persons of any such party to this Agreement, or the time at which it is approved by a majority of such Sub-Advised Fund’s outstanding voting securities as required by the 1940 Act. This Agreement shall come into full force and effect on the later of such two dates. As to each Sub-Advised Fund, the Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved for each Sub-Advised Fund at least annually by: (i) the Board, or by the vote of a majority of such Sub-Advised Fund’s outstanding voting securities; and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

6.2 Termination.

(a) As to each Sub-Advised Fund, this Agreement may be terminated at any time, without penalty, by vote of the Board, by vote of the holders of a majority of such Sub-Advised Fund’s outstanding voting securities, or by the Adviser or Sub-Adviser, on sixty (60) days’ written notice to the other parties.

(b) This Agreement may be terminated at any time without the payment of any penalty by the Adviser or by vote of the Board in the event that it shall have been established by a court of competent jurisdiction that the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action which results in a breach of the covenants of the Sub-Adviser set forth herein.

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

(c) This Agreement shall automatically terminate in the event of its assignment.

ARTICLE 7

Amendments to this Agreement

7.1 This Agreement may be amended as to each Sub-Advised Fund by the parties only if such amendment is specifically approved by: (i) the vote of a majority of such Sub-Advised Fund’s outstanding voting securities; and (ii) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval (unless, in the case of (i), the Trust receives an order of the Commission or “no-action” letter permitting it to modify the Agreement without such vote).

ARTICLE 8

Notices

8.1 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

State Farm Variable Product Trust

One State Farm Plaza

Bloomington, Illinois 61710-0001

Attn: Secretary

If to the Adviser:

State Farm Investment Management Corp.

One State Farm Plaza

Bloomington, Illinois 61710-0001

Attn: Secretary

If to the Sub-Adviser:

Barclays Global Fund Advisors

45 Fremont Street

San Francisco, California 94105

Attention: Mutual Fund Administration

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

With a copy to:

Barclays Global Fund Advisors

45 Fremont Street

San Francisco, California 94105

Attention: Legal Department

ARTICLE 9

Representations and Warranties

9.1 Of the Sub-Adviser. By entering into this Agreement, the Sub-Adviser represents and warrants that:

(a) it is registered as an investment adviser under the Advisers Act;

(b) it has full power and authority to enter into this Agreement, and that the undersigned has full power and authority to execute this Agreement on the Sub-Adviser’s behalf;

9.2 Of the Adviser. By entering into this Agreement, the Adviser represents and warrants that:

(a) it is a Delaware corporation;

(b) it has full power and authority to serve in its capacity as Adviser to Trust and the Sub-Advised Fund and to enter into this Agreement, and that the undersigned has full power and authority to execute the Agreement on the Adviser’s behalf.

(c) all securities, funds and other assets which at any time constitute an account of a Sub-Advised Fund are the sole property of the Trust and are free from any charge or encumbrance;

(d) it is registered as an investment adviser under the Advisers Act and it has obtained all necessary licenses, permits, approvals or other registrations to act as the investment adviser of the Trust and Sub-Advised Fund (and will promptly notify the Sub-Adviser if any such licenses, permits, approvals or other registrations are suspended, revoked or not renewed);

(e) it shall not transact in or remove from an account of a Sub-Advised Fund any securities, funds or other assets without first giving reasonable written notice to the Sub-Adviser or terminating this Agreement; and

(f) it has received a copy of Part II of the Sub-Adviser’s Form ADV (the “ADV”). The Adviser understands that if it has received the ADV less than 48 hours prior to its entering into this Agreement, the Adviser may terminate the Agreement without penalty within five (5) business days after entering into the Agreement.

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

9.3 Of the Trust.

(a) it is a Delaware business trust;

(b) it has full power and authority to enter into this Agreement, and that the undersigned has full power and authority to execute the Agreement on the Trust’s behalf;

(c) all securities, funds and other assets which at any time constitute an account of a Sub-Advised Fund are the sole property of the Trust and are free from any charge or encumbrance;

(d) it has obtained all necessary licenses, permits, approvals or other registrations to act as a Delaware business trust (and will promptly notify the Sub-Adviser if any such licenses, permits, approvals or other registrations are suspended, revoked or not renewed); and

(e) it shall not transact in or remove from an account of a Sub-Advised Fund any securities, funds or other assets without first giving reasonable written notice to the Sub-Adviser or terminating this Agreement.

ARTICLE 10

Use of Name

The Adviser and the Trust acknowledge and agree that the names “Barclays Global Fund Advisors”, “BGFA” and any of the other names of the Sub-Adviser or the Sub-Adviser’s affiliates (including Barclays Global Investors, N.A. and Barclays PLC), and any derivative or logo or trade or service mark thereof (collectively, the “Names and Trademarks”), are the valuable property of the Sub-Adviser and the Sub-Adviser’s affiliates. The Adviser and the Trust shall not have the right to use the Names and Trademarks without the prior, express, written consent of the Sub-Adviser, which consent shall not be unreasonably withheld for the period of time of which this Agreement is in effect; provided, however, that such Names and Trademarks may be used in the Registration Statement then currently in effect without such approval. Immediately, upon termination of this Agreement, the Adviser and the Trust shall cease to use such Names and Trademarks.

The Adviser and the Trust agree that they will review with the Sub-Adviser any advertisement, sales literature, presentation material or other notice prior to its use or publication that makes reference to the Names and/or Trademarks, so that the Sub-Adviser may review the context in which the Names and/or Trademarks are being referred to, it being agreed that the Sub-Adviser shall have no responsibility to ensure the

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

adequacy of the form or content of such materials for the purposes of applicable laws or regulations, if any. If the Adviser or the Trust makes any unauthorized use of, or reference to, the Names or the Trademarks, the Adviser and the Trust acknowledges that the Sub-Adviser may suffer irreparable harm for which monetary damages may not be completely adequate, and therefore the Sub-Adviser may also seek injunctive relief.

ARTICLE 11

Miscellaneous Provisions

11.1 Definitions of Certain Terms. The terms “assignment”, “affiliated person” and “interested person”, when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term “majority of such Sub-Advised Fund’s outstanding voting securities” means the lesser of: (a) 67% or more of the votes attributable to such Shares of the Sub-Advised Fund present at a meeting if the holders of more than 50% of such votes are present or represented by proxy; or (b) more than 50% of the votes attributable to Shares of the Sub-Advised Fund.

11.2 Applicable Law.

(a) This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Delaware without regard to conflicts of law principles or precedents.

(b) This Agreement shall be subject to the provisions of the 1940 and the Advisers Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

11.3 Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.4 “State Farm”. The Sub-Adviser agrees that the name “State Farm,” which comprises a component of the Trust’s name, is a property right of the parent of the Adviser. Except as is necessary in performing its duties under this Agreement, Sub-Adviser shall not have the right to use the name “State Farm” or any derivative name or logo or trade or service mark thereof without the express, written consent of the Adviser. The Sub-Adviser acknowledges that the use of the name “State Farm” by the Trust is governed by the terms of the Advisory Agreement.

11.5 Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

11.6 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which taken together shall constitute one and the same instrument.

11.7 Cooperation with Authorities. Each party hereto shall cooperate with the other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.8 Force Majeure. The Sub-Adviser shall not be liable for any failure, delay or interruption in the performance of its obligations hereunder if such failure, delay or interruption results from the occurrence of any acts, events or circumstances beyond the Sub-Adviser’s reasonable control, and the Sub-Adviser shall have no responsibility of any kind for any loss or damage thereby incurred or suffered by the Adviser. In such case, the terms of the Agreement shall continue in full force and effect and the Sub-Adviser’s obligations shall be performed or carried out as soon as legally and practicably possible after the cessation of such acts, events or circumstances.

11.9 Privacy. No entity a party to this Agreement shall disclose or use nonpublic personal information (as defined in Rule 3(t) of Regulation S-P) provided by any other party to this Agreement, except as necessary to carry out the purposes for which such information is provided, including information that is used in accordance with Rules 14 and 15 of Regulation S-P in the ordinary course of business.

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by their duly authorized officers all on the day and year first above written.

STATE FARM INVESTMENT MANAGEMENT CORP.

By:
Title:

STATE FARM VARIABLE PRODUCT TRUST

By:
Title:

BARCLAYS GLOBAL FUND ADVISORS

By:
Title:
By:
Title:

[Amended and Restated Investment Sub-Advisory Agreement]

[N.B. This Agreement cannot be executed until relevant regulatory relief has been received.]

Appendix A

Sub-Advised Funds

Large Cap Equity Fund

Small Cap Equity Fund

International Equity Fund

LifePath Income Fund

LifePath 2010 Fund

LifePath 2020 Fund

LifePath 2030 Fund

LifePath 2040 Fund